Exhibit 15.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-274238)
•	Registration Statement (Form S-8 No. 333-213457)
•	Registration Statement (Form S-8 No. 333-229055)

of our report dated April 23, 2026, with respect to the consolidated financial statements of 51Talk Online Education Group included in this Annual Report (Form 20-F) of 51Talk Online Education Group for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Singapore

April 23, 2026